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                                                                  Exhibit (h)(3)
                                 CITIZENS FUNDS
                                230 Commerce Way
                              Portsmouth, NH 03801

                                 August 19, 2002


Citizens Securities, Inc.
230 Commerce Way
Portsmouth, NH  03801


     Re:  Citizens Funds - Administrative and Shareholder Services Agreement

Ladies and Gentlemen:

     This letter serves as notice that Citizens Balanced Fund, Citizens Ultra Short Bond Fund, Citizens Government Obligations Fund and Citizens Prime Money Market Fund (the "Funds"), are added to the list of series to which Citizens Advisers renders services as administrator pursuant to the terms of the Administrative and Shareholder Services Agreement dated as of May 20, 2002 (the "Agreement") between Citizens Funds and Citizens Advisers, Inc.

     Please sign below to evidence your agreement to render such services on behalf of the Funds as a beneficiary under the Agreement.


                                            CITIZENS FUNDS

                                            By:         /s/ Sophia Collier
                                                   -----------------------------

                                            Title:      President
                                                   -----------------------------

Agreed:
CITIZENS ADVISERS, INC.

By:             /s/ Sophia Collier
       --------------------------------

Title:          President
       --------------------------------